Exhibit 3.19

RESTATED AND AMENDED BYLAWS

OF

R. L. POLK & CO.

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation shall be in the city of Wilmington, County of Kent, State of Delaware.

Section 2. Principal Office. The principal office of the Corporation shall be in the city of Southfield, Michigan, County of Oakland, State of Michigan, or at such other place as the Board of Directors shall determine.

Section 3. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine, or the business of the Corporation may require.

ARTICLE II

Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held at such time and place as shall be determined by resolution of the Board of Directors, which date shall be no later than 150 days after the March 31st audited financial statements for the previous year become final and are available for review by the Corporation. If the annual meeting of the stockholders is not held as herein prescribed, the election of Directors may be held at any meeting called pursuant to these Bylaws.

Section 2. Special Meetings. Special meetings of stockholders may be called at any time by a majority of the Board of Directors acting with or without a meeting, by the Chairman of the Board of Directors (if such office is filled), or by the President, and shall be called by the Chairman, the President, or the Secretary at the written request of any number of stockholders holding together not less than 25% of the total outstanding shares of any class of stock of the Corporation entitled to vote at such meeting. Each such request shall state the purpose or purposes for which the meeting is to be called.

Upon request in writing delivered either in person or by registered mail to the Chairman, President, or Secretary by any person or persons entitled to call a meeting of stockholders, such officer shall forthwith cause to be given to the stockholders entitled thereto notice of such meeting to be held on a date not less than ten nor more than 50 days after the delivery or mailing of such request, as such officer may fix.

At a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless the holders of all of the outstanding shares of stock of the Corporation are present in person or by proxy and all concur in such action.

Section 3. Place and Time of Meetings. Any meeting of stockholders may be held at the principal office of the Corporation, or at such other place either within or without the State of Delaware and at such time as shall be designated in the notice of the meeting.

Section 4. Notice of Meetings. Written notice of the time, place and purposes of an annual meeting of stockholders shall be given, except as otherwise required by law or provided in the Certificate of Incorporation or Bylaws, not less than ten nor more than 50 days before the date of such meeting to each stockholder of the Corporation entitled to vote at such meeting, either personally or by mailing such notice to each such stockholder’s address as the same appears upon the books of the Corporation. No notice need be given of any adjourned meeting of stockholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjourned is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice as provided in this Section 4.

Section 5. Fixing of Record Dates. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of a dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other action. The date shall not be more than 50 nor less than ten days before the date of the meeting, nor more than 50 days before any other action. This Section 5 shall not affect the rights between a stockholder and his transferor or transferee.

Section 6. List of Stockholders. The Secretary of the Corporation shall make and certify, or cause any agent having charge of the stock transfer books for the Corporation to make and certify, a complete list of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, with the address of and number of shares held by, each stockholder; be produced at the time and place of the meeting; be subject to inspection by any stockholder during the whole time of the meeting; and be prima facie evidence as to the names of the stockholders entitled to examine the list or to vote at the meeting.

Section 7. Quorum. At any meeting of stockholders, the holders of a majority in number of all the shares of each class of the capital stock of the Corporation issued and outstanding, entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares of each class shall be required by law, by the Certificate of Incorporation or by a Bylaw adopted by the stockholders, and in that case the representation of the number of shares so required shall constitute a quorum.

The stockholders present in person or by proxy at a meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the stockholders present.

Section 8. Organization. The Chairman of the Board (if such office is filled), the President, or a Senior Vice-President, shall call meetings of stockholders to order, and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of all meetings of stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

Section 9. Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize other persons to act for such stockholder by proxy. A proxy shall be signed by the stockholder or such stockholder’s authorized agent or representative. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

Section 10. Voting. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Certificate of Incorporation. The vote upon any matter as to which a vote by ballot is required by law, and, upon the demand of any stockholder, the vote upon any other matter before the meeting, shall be cast by ballot; otherwise all votes shall be cast orally. Except as to the election of the Directors and as otherwise provided by law or by the Certificate of Incorporation, when an action is to be taken by a vote of the stockholders it shall be authorized by a majority of the votes cast by the holders of the shares entitled to vote thereon. Except as otherwise provided by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at an election.

Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted, nor shall any stock so owned be counted in determining whether a quorum is present at any meeting.

Shares of the capital stock held by a person in a representative or fiduciary capacity may be voted by such person without a transfer of the shares into such person’s name. Except as otherwise provided by law, shares of the capital stock held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of stockholders by any of such persons. A stockholder whose shares are pledged is entitled to vote the shares unless or until such shares have been transferred into the name of the pledgee, or nominee or a proxy of such pledgee or nominee, may represent the stock and vote thereon.

ARTICLE III

Board of Directors

Section 1. Number and Term of Office. The business, affairs and property of the Corporation shall be managed and controlled by a Board of at least five (5) but not more than nine

(9) Directors, as determined by the Board of Directors or stockholders from time to time. Directors need not be stockholders of the Corporation or residents of the State of Delaware. At each annual meeting of stockholders the stockholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which such Director is elected and until such Director’s successor is elected and qualified, or until such Director’s resignation or removal. A Director may resign by written notice to the Corporation.

Section 2. Qualification. Each Director shall qualify either by accepting the election as a Director in writing, or by acting at a meeting of the Board of Directors.

Section 3. Removal, Vacancies, and Additional Directors. The holders of a majority in number of the shares of the capital stock of the Corporation outstanding and entitled to vote at an election of Directors may remove any Director or the entire Board of Directors with or without cause and fill the vacancy or vacancies thereby created. Vacancies caused by such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director, the creation of additional directorships, or for any other reason, may be filled by the affirmative vote of a majority of the Directors then in office through less than a majority of the number of Directors authorized by Section 1 of this Article III; provided, however, that the term of office of any Director so elected to fill such vacancy shall expire at the next election of Directors by the stockholders.

Section 4. Place of Meeting. The Board of Directors may hold their meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors from time to time shall determine.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors.

Section 6. Annual Meeting. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders.

Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board (if such office is filled), the President, or by a majority of the Directors then in office. Notice of the time and place of holding each special meeting shall be given to each Director at least three days before the meeting. Any and all business may be transacted at any special meeting.

Section 8. Notice. Notice of regular, annual, or special meetings of the Board of Directors need not specify the purpose of the meeting or the business that may be transacted thereat, and may be personally delivered or transmitted by mail, electronic mail, facsimile or telephone.

Section 9. Quorum. Subject to the provisions of Section 3 of this Article III, a majority of the members of the Board of Directors then in office, or a majority of the members of a committee thereof, shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting of the Board of Directors, or of a committee thereof, at which a quorum is present, constitutes the action of the Board of Directors or of the committee, unless the vote of a larger number is required by the Certificate of Incorporation, the Bylaws, or applicable law, or in the case of a committee, by resolution of the Board of Directors. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

Section 10. Compensation of Directors. Directors shall not be entitled to receive compensation for their services except as expressly authorized by the Board of Directors from time to time. A Director is not precluded from serving the Corporation in any other capacity and receiving compensation therefore.

Section 11. Organization. The Chairman of the Board (if such office is filled) shall preside and act as chairman at all meetings of the Board of Directors. In the event there is no Chairman of the Board or in the absence of the Chairman of the Board, the President shall so preside, and in the absence of the President, a chairman shall be elected from the Directors present. If present, the Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors; but in the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

Section 12. Dissents. A Director who is present at a meeting of the Board of Directors, or of a committee thereof, at which action on any matter is taken shall be presumed to have assented to the action unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall send such dissent by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. It shall be the duty of the Secretary to record such dissents in or with, as the case may be, the minutes of the meeting at which the action to which the dissent relates was taken. Such right to dissent shall not apply to a Director who voted in favor of or consented in writing to such action. A Director who is absent from a meeting of the Board of Directors or a committee thereof of which such Director is a member, at which any action is taken, is presumed to have concurred in the action unless such Director files a written dissent with the Secretary of the Corporation within a reasonable time after such Director obtains knowledge of the action.

ARTICLE IV

Committees

Section 1. Appointment and Powers. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of a committee who shall replace an absent or disqualified member at a meeting of the committee. A majority of any such committee may determine its action and fix the time and place of its meetings unless otherwise provided by the Board of Directors, the Certificate of Incorporation, the Bylaws, or law. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee. In the absence or disqualification of a member, or alternate member, if any, of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. A committee, to the extent provided in the resolution of the Board of Directors, may exercise all powers and authority of the Board of Directors in management of the business, affairs and property of the Corporation, subject to any limitations provided by law or the Certificate of Incorporation. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at such time and from time to time as requested by the Board of Directors. Failure to submit such record will not invalidate such acts and proceedings to the extent such acts and proceedings have been carried out by the Corporation prior to the time the record of such action should have been submitted to the Board of Directors.

ARTICLE V

Officers

Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Chief Financial Officer, a General Counsel and a Secretary. All such officers shall be elected or appointed by the Board of Directors. The Board of Directors may from time to time elect or appoint other officers including one or more Senior Vice-Presidents, one or more Vice-Presidents, a Corporate Controller, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may deem advisable. The Chairman of the Board (if such office is filled), and the President, shall be members of the Board of Directors. Any two or more offices may be held by the same person; provided that no officer shall execute, acknowledge or verity an instrument in more than one capacity if the instrument is required by law, the Certificate of Incorporation or the Bylaws to be executed, acknowledged or verified by two or more officers. The term of office of each officer shall be the term for which such officer is elected or appointed and until such officer’s successor is elected or appointed and qualified, or until such officer’s resignation or removal. Each officer shall qualify either by accepting the election or appointment of an office in writing, or by acting on behalf of the Corporation in the capacity of such office. An officer may resign by written notice to the Corporation.

Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents and employees shall be subject to removal at any time, with or without cause, by the Board of Directors. The election or appointment of an officer for a given term, or a general provision in the Certificate of Incorporation or the Bylaws with respect to term of office, shall not be deemed to create contract rights.

In addition to the powers, authority and duties of the officers of the Corporation as set forth in the Bylaws, each officer shall have such other powers and authority, and perform such other duties, as may be assigned to or vested in such officer by the Board of Directors from time to time.

Section 2. Chairman of the Board. The Chairman of the Board (if such office is filled) shall preside at all meetings of stockholders and of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation and as such shall supervise and direct the Corporation’s affairs and the administration thereof by the other executive officers of the Corporation.

Section 3. President. The President shall have the authority and perform such duties as may be prescribed by the Board of Directors, the Executive Committee, if there be one, and the Chairman of the Board (if such office is filled).

Section 4. Vice Presidents. Each Vice President shall have the powers and duties incident to that office and shall such other authority and perform such other duties as may be prescribed by these Bylaws, the Board of Directors and the Chief Executive Officer.

Section 5. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation. The Secretary shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct. The Secretary shall have charge of the corporate seal. The Board of Directors shall have power by resolution to delegate any of the powers or duties of the Secretary to other officers.

Section 6. Chief Financial Officer. The Chief Financial Officer shall be the financial officer of the Corporation. The Chief Financial Officer shall have custody of all the funds and securities of the Corporation. The Chief Financial Officer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as the Board of Directors may designate. The Chief Financial Officer may sign all receipts and vouchers for payments made to the Corporation. The Chief Financial Officer shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received and paid on account of the Corporation, and whenever required by the Board of Directors shall render statements of such accounts. The Board of Directors shall have power by resolution to delegate any of the powers or duties of the Chief Financial Officer to other officers.

Section 7. General Counsel. The General Counsel shall be the chief legal officer of the Corporation in all legal matters, and subject to the Board of Directors and Chief Executive Officer, shall’ have general control of all matters of legal import concerning the Corporation.

Section 8. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board of Directors shall require.

Section 9. Absence or Disability. In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officers place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any of the officers or any Director, or any person whom it may select.

Section 10. Voting Upon Stocks. The Chairman of the Board (if such office is filled) and the President, or either of them, shall have the full power and authority on behalf of the Corporation to vote the stock of any other Corporation owned by the Corporation, or in the name of the Corporation to execute proxies to vote such stock or execute waivers and consents with respect to such stock or the voting thereof, and to attend meetings of stockholders of any such other Corporations and at each such meeting, such officer or officers shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

Section 11. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE VI

Capital Stock

Section 1. Certificates for Shares. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of the capital stock of the Corporation certifying the number of shares represented thereby and in such form, consistent with the Certificate of Incorporation and the laws of the State of Delaware, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board (if such office is filled) or the President or a Secretary and may be signed by another officer of the Corporation, and shall not be valid unless so signed. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer or officers who shall have signed or whose facsimile signature has been placed upon any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the stockholder owning the shares represented thereby with the number of shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as otherwise provided in the Bylaws, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

Section 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate of stock of the Corporation alleges that it has been stolen, lost, or destroyed, such person shall file in the office of the Corporation an affidavit setting forth, to the best of such person’s knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss. Thereupon the Board of Directors may cause to be issued to such person a new certificate or a duplicate of the certificate alleged to have been lost, stolen or destroyed. Upon the ledger of each new or duplicate certificate so issued shall be noted the fact of such issue and the number, date, and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new or duplicate certificate is issued.

Section 3. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by such holder’s attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred properly endorsed for transfer, except as provided in the preceding Section 2 of this Article VI. Books for the transfer of shares of its capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

Section 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem appropriate concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5. Lien. The Corporation shall have a lien upon all capital stock and property invested in the Corporation for all debts due it from the owners thereof.

Section 6. Dividends. Subject to the Certificate of Incorporation, the Board of Directors shall have the power to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends, and to declare and pay dividends or make other distributions in cash property or other assets of the Corporation, including securities of other Corporations and of the Corporation, upon outstanding shares of the capital stock of the Corporation, but only as provided by law.

Before making any distributions of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distributions, or for maintaining any property of the Corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

Subject to the Certificate of Incorporation, any dividends declared upon the capital stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

ARTICLE VII.

Indemnification

Section 1. Indemnification of Directors and Officers: Claims By Third Parties. The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, penalties, fines, and amount’s paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

Section 2. Indemnification of Directors and Officers: Claims Brought By or In The Right of the Corporation. The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently, exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Actions Brought By The Indemnitee. Notwithstanding the provisions of Sections 1 and 2 of this Article, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee (except as otherwise provided herein with respect to the enforcement of this Article), unless such action, suit, proceeding or claim (or part thereof) was authorized the Board of Directors of the Corporation.

Section 4. Approval of Indemnification. An indemnification under Sections 1 or 2 of this Article, unless ordered by a court shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, as the case may be. This determination shall be made in any one of the following ways:

(a)	By the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding.

(b)	If the quorum described in subdivision (a) is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

(c)	By the stockholders.

Section 5. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil, criminal, administrative, or investigative action, suit, or proceeding described in Sections 1 or 2 of this Article shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Section 6. Partial Indemnification. If an Indemnitee is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

Section 7. Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

Section 8. Other Rights of Indemnification. The indemnification or advancement of expenses provided under Sections 1 through 7 of this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Corporation’s Certificate of Incorporation, these bylaws, or any agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification or advancement of expenses provided for in Sections 1 through 7 of this Article shall continue as to a person who ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 9. Definitions. “Other enterprise” shall include any employee benefit plan; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its stockholders” as referred to in Sections 1 and 2 of this Article.

Section 10. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act, the Corporation’s Certificate of Incorporation, these bylaws or any agreement.

Section 11. Enforcement. If a claim under this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 12. Contract With The Corporation. The right to indemnification conferred in this Article shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification, of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 13. Application To A Resulting Or Surviving Corporation or Constituent Corporation. The definition for “Corporation” found in Section 145(h) of the Act, as the same exists or may hereafter be amended, is, and shall be, specifically excluded from application to this Article. The indemnification and other obligations set forth in this Article of the Corporation shall be binding upon any resulting or surviving Corporation after any merger or consolidation with the Corporation. Notwithstanding anything to the contrary contained herein or in Section 145(h) of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a director or officer of another corporation prior to such other Corporation entering into a merger or consolidation with the Corporation.

Section 14. Severability. Each and every section, paragraph, sentence, term. and provision of this Article shall be considered severable in that, in the event a court finds any section, paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining sections, paragraphs, sentences, terms, and provisions shall not be affected, and this Article shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

ARTICLE VII

Miscellaneous Provisions

Section 1. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.

Section 2. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes, bonds or other obligations or orders for the payment of money shall be signed and if so required countersigned by such officer or officers of the Corporation and/or other persons as the Board of Directors shall from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.

Section 4. Loans, Contracts and Conveyances. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors, or as otherwise provided by the Bylaws. When so authorized, any officer or agent of the Corporation may obtain loans and advances for the Corporation from any bank, trust company or other institution or from any firm, Corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation.

When so authorized, any officer or agent of the Corporation may pledge, mortgage, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal or real property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances. The Board of Directors may from time to time designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the Corporation. When the execution of an instrument has been authorized without specification of the executing officer or agent, the Chairman of the Board (if such office is filled), the President, any Vice President or the Secretary may execute the same in the name and on behalf of the Corporation.

Section 5. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Bylaws to any person or persons, a waiver of such notice in writing signed by the person or persons entitled to the notice, whether signed before or after the time stated in the notice, shall be deemed equivalent to such notice. Attendance at any meeting, in person or, in the case of a stockholder, by proxy, without objection to the manner in which notice of the meeting has been given, shall be deemed a waiver of notice thereof; except that where such attendance is for the express purpose of objecting at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened, then such attendance shall not constitute a waiver of notice.

Section 6. Action Without Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of the committee consent thereto in writing. The consent has the same effect as a vote of the Board of Directors or of the committee for all purposes.

All written consents shall be promptly filed with the Corporation. Failure to so file any such written consent shall not affect the validity of the action authorized or taken thereby.

Section 7. Participation by Communication Equipment. A stockholder or Director may participate in a meeting of stockholders or Directors (or a committee thereof), respectively, by conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.

Participation in a meeting pursuant to this Section 7 constitutes presence in person at the meeting.

Section 8. Insurance. The Corporation shall have power, to the extent now or hereafter provided by law, to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

Section 9. Dealing with Corporation. A contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and a domestic or foreign Corporation, firm or association of any type or kind in which one or more of the Corporation’s Directors or officers are directors or officers, or are otherwise interested, is not void or voidable solely because of such common directorship, officership or interest, or solely because such Directors are present at the meeting of the Board of Directors or committee thereof at which such contract or transaction is acted upon or solely because their votes are counted for such purpose if any of the following conditions is satisfied:

(a) The contract or other transaction is fair and reasonable to the Corporation when it is authorized, approved or ratified;

(b) The material facts as to such Director’s relationship or interest and as to the contract or transaction arc disclosed or known to the Board of Directors or committee thereof and the Board of Directors or committee thereof authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote of any common or interested Director; or

(c) The material facts as to such Director’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders, and they authorize approve or ratify the contract or transaction.

ARTICLE IX

Amendments

Section 1. Amendment. The stockholders or the Board of Directors may from time to time amend or repeal the Bylaws or adopt new Bylaws.